UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NOBLE ROMAN’S, INC.
(Name of Registrant as Specified in Its Charter)

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NOBLE ROMAN’S, INC.
ONE VIRGINIA AVENUE, SUITE 300
INDIANAPOLIS, INDIANA 46204
 (317) 634-3377

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 23, 2015

To the Shareholders of Noble Roman’s, Inc.:

We are notifying you that the 2015 annual meeting of shareholders of Noble Roman’s, Inc., an Indiana corporation (“Noble Roman’s” or the “Company”), will be held at 10:00 a.m. local time on Tuesday, June 23, 2015, at the Hyatt Regency, One S. Capitol Avenue, Indianapolis, Indiana 46204, for the following purposes:

1.	To elect two Class II directors, to serve until the 2018 annual meeting of shareholders or until their successors are elected and qualified;

2.	To ratify the selection of Somerset CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and

3.	To transact any other business that is properly brought before the annual meeting or any adjournment thereof.

Noble Roman’s board of directors has fixed the close of business on April 24, 2015 as the record date to determine the shareholders who are entitled to notice of, and to vote at, the annual meeting.  Only holders of record of Noble Roman’s common stock at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof.

Please read carefully the accompanying proxy statement.  The proxy statement is deemed incorporated by reference in and forms a part of this Notice.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 23, 2015 – the Proxy Statement and the Annual Report on Form 10-K are available at www.nobleromans.com under the heading “Investor Relations.”

Whether or not you plan to attend the annual meeting in person, please promptly complete, sign, date and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.  You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the annual meeting.  If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote “FOR” the matters considered at the annual meeting.

By Order of the Board of Directors of Noble Roman’s, Inc.

May 11, 2015	By:	/s/ Paul W. Mobley
Paul W. Mobley,
Executive Chairman and Chief Financial Officer

NOBLE ROMAN’S, INC.
ONE VIRGINIA AVENUE, SUITE 300
INDIANAPOLIS, INDIANA 46204
(317) 634-3377

PROXY STATEMENT

Annual Meeting of Shareholders

June 23, 2015

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Noble Roman’s, Inc., an Indiana corporation (“Noble Roman’s”, “we” or the “Company”), for use at the annual meeting of shareholders to be held on Tuesday, June 23, 2015 at 10:00 a.m., local time, at the Hyatt Regency, One S. Capitol Avenue, Indianapolis, Indiana 46204, and any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of the annual meeting of shareholders.

Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, or the one of them who acts, will vote all shares subject to the proxy as follows:

1.
FOR the election of each of Mr. Paul Mobley and Mr. Jeff Gaither as a Class II director of the Company, to serve until the 2018 annual meeting of shareholders or until his successor is elected and qualified;

2.	FOR the ratification of the engagement of Somerset CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and

3.	In their discretion on the transaction of such other business as may properly come before the annual meeting.

This proxy statement, the notice of annual meeting and the accompanying proxy form were first mailed to the holders of our common stock on or about May 11, 2015.  We will bear the entire expense of soliciting proxies.  Proxies will be solicited by mail initially.  Our directors, officers and employees also may solicit proxies personally or by telephone or other means, but they will not be specially compensated for such services.  Certain holders of record, such as brokers, custodians and nominees, may be requested to distribute proxy materials to beneficial owners and will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to beneficial owners.

A shareholder who executes a proxy may revoke it at any time before it is exercised by delivering to us another proxy bearing a later date, by submitting written notice of the revocation to our corporate secretary, or by personally appearing at the annual meeting and casting a contrary vote.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Only common shareholders of record at the close of business on April 24, 2015 are entitled to notice of, and to vote at, the annual meeting.  On such date, there were 20,125,087 shares of our common stock outstanding.  There are approximately 266 holders of record of our common stock.  Each share of common stock is entitled to one vote on each matter to be voted upon at the annual meeting.

The Company’s Amended and Restated By-Laws (the “By-Laws”) provide that the holders of a majority of the Company’s outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.  Abstentions and “broker non-votes” will be counted as present for the purpose of determining the presence of a quorum.

A “broker non-vote” occurs when a broker lacks discretionary voting power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter.  The election of directors is not considered a “routine” matter.  Beneficial owners who hold their shares through stock brokerage accounts will have to give voting instructions to their brokers in order for the brokers to vote on the election of directors.  If you are a beneficial owner, failure to provide instructions to your broker will result in your shares not being voted in connection with the election of directors.  The ratification of the selection of Somerset CPAs, P.C. as the Company’s independent registered public accounting firm for 2015 is considered a “routine” matter and a broker has the discretionary voting power to vote on this matter without any instructions from the beneficial owner.  Broker non-votes are counted for purposes of determining a quorum, but will have no effect on the election of directors or the ratification of the selection of Somerset CPAs, P.C.  An abstention will not count as a vote against the ratification of the selection of Somerset CPAs, P.C.

The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the meeting and eligible to vote is required for the election of the director nominee.  At this year’s meeting there are two duly nominated individuals for election as a Class II directors.  Therefore, those nominees will be elected provided they receive any votes “FOR” their election, regardless of how many votes to “WITHHOLD AUTHORITY” that nominee receives.

The affirmative vote of holders of a majority of the shares present in person or represented by proxy at the meeting and voting on such matter will be required for: (1) ratification of Somerset CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and (2) for the approval of any other matter that might be properly raised and submitted to a vote at the meeting.  However, consistent with our By-laws, the agenda for this year’s meeting is set and no additional matters, other than the proposals described in this proxy statement, may be submitted for consideration by our shareholders at the meeting, other than procedural issues such as adjournment, postponement or continuation. On procedural issues, all shares represented by proxy may be voted at the discretion of the attorneys-in-fact named in the proxies, to the extent permitted by law.

ELECTION OF DIRECTORS

At the 2015 annual meeting of shareholders, in accordance with the Company’s By-Laws, the shareholders will elect two Class II directors to serve until the 2018 annual meeting of shareholders or until his successor is duly elected and qualified.  The board of directors has nominated Mr. Paul Mobley and Mr. Gaither for election as Class II directors.  Mr. Mobley and Mr. Gaither are currently directors of the Company, have consented to being named in this proxy statement, and have agreed to continue to serve as directors, if elected.

Should these nominees become unavailable or decline to serve for any reason, the Company expects that each person named in the proxy will vote for the election of another person as may be designated by the board of directors.  The board of directors is not aware of any circumstances likely to cause the nominees to be unavailable for election or to decline to serve.

The board of directors recommends a vote “FOR” the election of the director nominees.

Set forth below is certain information regarding the director nominee, the executive officers and the directors of the Company:

Name	Age	Positions with the Company
Paul W. Mobley	74	Executive Chairman of the Board and Chief Financial Officer
A. Scott Mobley	51	Chief Executive Officer, President, Secretary and Director
Douglas H. Coape-Arnold	69	Director
Jeffrey Gaither	56	Director
Schuster Tanger	29	Director
Troy Branson	51	Executive Vice President of Franchising
Mitchell Grunat	62	Vice President of Franchise Services
James D. Bales	45	Vice President of Operations

The officers of the Company serve at the discretion of the board of directors and are elected at the annual meeting of the board of directors.  The board of directors has a classified structure in which the directors are divided into three classes with approximately one-third of the directors standing for election each year.  Under this structure, directors serve staggered three-year terms or until their successors are duly elected and qualified.  At this year’s meeting, the Class II directors are standing for election.

The following is a brief description of the previous business background of the director nominee, executive officers and directors:

Paul W. Mobley has been Executive Chairman of the Board and Chief Financial Officer since November 2014.  Prior to November 2014, Mr. Mobley was Chairman of the Board, Chief Executive Officer and Chief Financial Officer since December 1991, and a Director since 1974.  Mr. Mobley was President of the Company from 1981 to 1997.  From 1975 to 1987, Mr. Mobley was a significant shareholder and president of a company which owned and operated 17 Arby’s franchise restaurants.  From 1974 to 1978, he also served as Vice President and Chief Operating Officer of the Company and from l978 to 1981 as its Senior Vice President.  He is the father of A. Scott Mobley.  Mr. Mobley has a B.S. in Business Administration from Indiana University and is a CPA.

A. Scott Mobley has been President and Chief Executive Officer since November 2014.  Prior to November 2014, Mr. Mobley was President and Chief Operating Officer since 1997, a Director since January 1992, and Secretary since February 1993.  Mr. Mobley was Vice President from November 1988 to October 1997, and from August 1987 until November 1988 he also served as Director of Marketing for the Company.  Prior to joining the Company Mr. Mobley was a strategic planning analyst with a division of Lithonia Lighting Company.  Mr. Mobley has a B.S. in Business Administration from Georgetown University, and an MBA from Indiana University.  He is the son of Paul W. Mobley.

Douglas H. Coape-Arnold has been a Director of the Company since 1999.  Mr. Coape-Arnold has been Managing General Partner of Geovest Capital Partners, L.P. since January 1997, and was Managing Director of TradeCo Global Securities, Inc. from May 1994 to December 2002.  Mr. Coape-Arnold is a Chartered Financial Analyst.

Jeffrey R. Gaither has been a Director of the Company since March 2010.  Mr. Gaither has been a partner with the law firm Bose McKinney & Evans, LLP since 2004, and assumed the position of Managing Partner of that firm in March 2010. Mr. Gaither has served as counsel to the Company in various matters since 1998. Mr. Gaither holds a J.D., cum laude, from Indiana University School of Law, and a B.S. in public affairs from Indiana University.

Schuster B. Tanger has been a Director of the Company since April 2015. Mr. Tanger has been Co-Managing Member of Red Alder Master Fund L.P. since September 2012, and previously served in investment analyst roles at Third Point and Goldman Sachs. Mr. Tanger holds a B.S.E., magna cum laude, in Operations Research and Financial Engineering from Princeton University. Mr. Tanger was appointed to the Board in accordance with an Agreement that the Company entered into on April 8, 2015, with Red Alder GP, LLC, Red Alder Master Fund L.P. and Mr. Tanger, who in the aggregate hold 1,391,503 shares of the Company’s common stock.

Troy Branson has been Executive Vice President of Franchising for the Company since November 1997, and from 1992 to 1997, he was Director of Business Development.  Before joining the Company, Mr. Branson was an owner of Branson-Yoder Marketing Group from 1987 to 1992.  Mr. Branson received a B.S. in Business from Indiana University.

Mitchell Grunat has been Vice President of Franchise Services for the Company since August 2002.  Before joining the Company, Mr. Grunat served as: Chief Operating Officer of Lanter Eye Care from 2001 to 2002; Business Development Officer for Midwest Bankers from 2000 to 2001; and Chief Operating Officer for Tavel Optical Group from 1987 to 2000.  Mr. Grunat has a B.A. degree in English and Philosophy from Muskingum College.

James D. Bales has been Vice President of Operations since March 2008.  Before assuming that position, Mr. Bales held various other positions with the Company beginning in March 2004.  Before joining the Company, Mr. Bales had 15 years of management experience in operations and marketing in various positions with TCBY Yogurt starting in 1989.   Mr. Bales attended Northern Kentucky University for Graphic Design, Inver Hills Community College for Business Management, and obtained his B.S. in Business from the University of Phoenix.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 24, 2015, there were 20,125,087 shares of the Company’s common stock outstanding.  The following table sets forth the amount and percentage of the Company’s common stock beneficially owned on April 24, 2015, including shares that may be acquired by the exercise of options, by: (A) each director and named executive officer individually; (B) each beneficial owner of more than five percent of the Company’s outstanding common stock known to the Company; and (C) all executive officers and directors as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Common Stock (2)
Paul W. Mobley	3,166,035	(3)	14.8%
A. Scott Mobley	1,637,477	(4)	7.8
Douglas H. Coape-Arnold	452,500	(5)	2.2
Jeffrey Gaither	150,000	(6)	*
Schuster Tanger	1,391,503	(7)	6.9

James Bales	60,000	(8)	*
Troy Branson	305,000	(9)	1.5
Mitchell Grunat	130,000	(10)	*
Privet Fund LP	2,722,402	(11)	13.5

Robert P. Stiller	3,289,240	(12)	16.3
All executive officers and directors as a group (7 persons)	7,292,515		31.4%
_____________________________________
*Less than one percent

(1)	All shares owned directly with sole investment and voting power, unless otherwise noted.

(2)
The percentage calculations are based upon 20,125,087 shares of the Company’s common stock issued and outstanding as of April 24, 2015 and, for each officer or director of the group, the number of shares subject to options, warrants or conversion rights.

(3)	The total includes 1,310,000 shares of common stock subject to options granted under a stock option plan. Mr. Mobley’s address is One Virginia Avenue, Suite 300, Indianapolis, IN 46204.

(4)	The total includes 935,000 shares of common stock subject to options granted under a stock option plan. Mr. Mobley’s address is One Virginia Avenue, Suite 300, Indianapolis, IN 46204.

(5)	The total includes 430,000 shares of common stock subject to options granted under a stock option plan.

(6)	The total includes 140,000 shares of common stock subject to options granted under a stock option plan.

(7)
Based on a Schedule 13D/A filed April 10, 2015, by Red Alder Master Fund L.P., Red Alder GP, LLC and Mr. Tanger (the “Red Alder Parties”), in which each of  the Red Alder Parties reported sole voting and sole dispositive power with respect to all of the reported shares. Each Red Alder Party disclaims beneficial ownership with respect to any of the reported shares other than shares directly owned by such Red Alder Party. The address of Red Alder Master Fund L.P. is Clifton House, PO Box 1350, Grand Cayman, KY-1-1108. The address of Red Alder GP, LLC and Mr. Tanger is 80 Broad Street, Suite 2502, New York, NY 10004.

(8)	The total includes 60,000 shares of common stock subject to options granted under a stock option plan.

(9)	The total includes 110,000 shares of common stock subject to options granted under a stock option plan.

(10)	The total includes 100,000 shares of common stock subject to options granted under a stock option plan.

(11)
Based on a Schedule 13D/A filed April 10, 2015, by Privet Fund LP.  Privet Fund LP, Privet Fund Management LLC and Ryan Levenson (the “Privet Parties”), in which Privet Fund LP reported shared voting and shared dispositive power with respect to 2,622,402 shares of common stock and each of Privet Fund Management LLC and Mr. Levenson reported shared voting and shared dispositive power with respect to 2,722,402 shares of common stock. Each Privet Party disclaims beneficial ownership of the shares held by the other Privet Parties. The address of each of the Privet Parties is 79 West Paces Ferry Road, Suite 200B, Atlanta, GA 30305.

(12)
Based on a Schedule 13G/A filed November 21, 2012, by Robert P. Stiller in which Mr. Stiller reported sole voting and sole dispositive power with respect to the reported shares.  Mr. Stiller’s address is 33 Coffee Lane, Waterbury, VT 05676.

CORPORATE GOVERNANCE

For a number of years until November 2014, the Company operated using a common U.S. board leadership structure under which the Chief Executive Officer also served as Chairman of the board of directors. In November 2014, the Company determined to separate these roles and appointed Paul W. Mobley to serve as the Executive Chairman of the board of directors and A. Scott Mobley to serve as Chief Executive Officer. The Company may elect to combine these positions in the future if it determines it is best for the Company and its shareholders.

Our whole board of directors has responsibility for the oversight of risk management.  Our whole board of directors from time to time discusses with management areas of material risk exposures, their potential impact on the Company, the steps we take to monitor risk exposure, and controls to mitigate such exposures.

The Company has adopted a code of ethics for its senior executive and financial officers.  The code of ethics can be obtained without charge by contacting the Company’s executive office at One Virginia Ave., Suite 300, Indianapolis, IN 46204, and requesting a copy of the code of ethics.

In 2014, the board of directors met four times, and each of the directors of the Company attended all four meetings of the board of directors.  All directors are encouraged to attend our annual meeting of shareholders.  The Company held an annual meeting of shareholders on July 2, 2014, at which all directors were in attendance.  The Company does not have standing audit, compensation, or nominating and corporate governance committees.

Certain Relationships and Transactions

The Company has reviewed all transactions to which the Company and certain officers and directors of the Company are a party or have a financial interest.  The board of directors of the Company has adopted a policy that all transactions between the Company and its officers, directors, principal shareholders and other affiliates must be approved by a majority of the Company’s disinterested directors, and be conducted on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

        Jeffrey Gaither is a partner with the Bose McKinney & Evans, LLP (“Bose McKinney”), a law firm that performs various legal services for the Company.  The Company paid Bose McKinney $318,000 and $124,000 for services rendered in 2014 and 2013, respectively.

Other than Mr. Gaither’s relationship with Bose McKinney, the board of directors has determined that there were no transactions with related parties since January 1, 2014 which are required to be disclosed in this proxy statement.

The Company’s board of directors is currently comprised of:   Paul W. Mobley, our Chairman and Chief Financial Officer;  A. Scott Mobley, our President and Chief Executive Officer;  Douglas H. Coape-Arnold; Jeffrey Gaither; and Schuster Tanger.  For the purpose of determining director independence, the Company has adopted the New York Stock Exchange definition of independence.  The board of directors has determined that Mr. Coape-Arnold and Mr. Tanger are independent directors under that definition.

Board Role in Audit Process

The board of directors does not have a separately established audit committee.  Because no separate audit committee has been established, the board of directors, as a whole, performs certain functions ordinarily delegated to an audit committee.  The board of directors has determined that Mr. Coape-Arnold qualifies as an “Audit Committee Financial Expert.”

The board of directors has reviewed and communicated with management and with Somerset CPAs, P.C., the Company’s independent auditor, the Company’s audited consolidated financial statements as of December 31, 2014 and for the year then ended.  The board of directors also has communicated with Somerset CPAs, P.C. the matters required to be discussed by Statement on Auditing Standard No. 16, “Communication with Audit Committees.”  The board of directors has received the written disclosures and the letter from Somerset CPAs, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the board of directors concerning independence, and has communicated with the independent accountant the independent accountant’s independence.  Based upon the board of directors’ review and communications noted above, the board of directors authorized the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission.

Board of Directors of Noble Roman’s, Inc.
Paul W. Mobley, A. Scott Mobley, Douglas Coape-Arnold,
Jeffrey R. Gaither and Schuster Tanger

Board Role in Nominations

The Company does not have a standing nominating committee.  The board of directors does not believe that a nominating committee is necessary due to the Company’s relatively small size, the relatively small size of its board of directors, and its historically limited need to add new directors.  When the Company has had a rare vacancy on the board of directors, the entire board has participated in the nomination process.  The board expects all of the directors to participate in the nomination process and in the review of potential nominees.  The board of directors does not have a formal policy regarding the consideration of shareholder nominees; however, the board will consider candidates on a case-by-case basis.  There are no specific qualifications that a candidate must have in order to be considered.  When a vacancy exists, the board generally relies on the personal knowledge and references of the directors and publicly available data to identify potential nominees.

The board of directors has adopted By-Laws that contain the procedures by which shareholders may nominate directors.  Among other items, these provisions set forth the procedures that shareholders must follow in order for a shareholder nominee to be considered at a meeting, the information that a shareholder must provide to the Company with respect to itself and the nominee, and the deadlines by which a shareholder nomination must be received in order to be considered at a meeting.

Board Role in Compensation Determinations

The Company does not have a standing compensation committee.  The compensation program is supervised by the entire board of directors.  The board of directors does not believe that a compensation committee is necessary due to the Company’s relatively small size and the relatively small size of its board of directors.  All directors participate in compensation discussions.  A director that is also an officer does not vote on his own compensation.  The compensation of the Executive Chairman/CFO and the President/CEO of the Company has been set by long-term contracts with those individuals.  The compensation of other executive officers of the Company is recommended by the Executive Chairman/CFO and President/CEO and reviewed by the Company’s board of directors as it deems appropriate.  Other than the Executive Chairman/CFO and President/CEO, no other executive officer participates in the compensation process.

Communication with the Board

Communications by shareholders or by other parties may be sent to the board of directors by U.S. mail or overnight delivery and should be addressed to the board of directors c/o Secretary, Noble Roman’s, Inc., One Virginia Avenue, Suite 300, Indianapolis, IN 46204.  Communications directed to the entire board of directors, or one or more directors, will be reviewed by the Secretary and forwarded to the board of directors as appropriate and may be made anonymously.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the copies of reports of ownership and changes in ownership of the Company’s common stock, furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, during the year ended December 31, 2014, were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Because no separate Compensation Committee has been established, the board of directors, as a whole, performs certain functions ordinarily delegated to a Compensation Committee.  Paul W. Mobley, A. Scott Mobley, Douglas H. Coape-Arnold and Jeffrey R. Gaither all participated in executive compensation decisions for the year ended December 31, 2014.

EXECUTIVE COMPENSATION

Summary Compensation Table for 2013 and 2014

The following table sets forth the cash and non-cash compensation awarded to or earned by the Executive Chairman of the Board and Chief Financial Officer, the Chief Executive Officer, President and Secretary and the one other highest paid executive officer of the Company.

Name and Principal Position(s)	Year	Salary	Non-Equity Incentive Compensation	Option Awards(1)	Total Compensation
Paul Mobley	2014	$383,333	$-	$14,400	$397,733
Executive Chairman of the Board and Chief Financial Officer	2013	$400,000	$-	$10,000	$410,000

A. Scott Mobley	2014	$336,047	$6,819	$14,400	$357,266
Chief Executive Officer, President and Secretary	2013	$323,084	$19,229	$10,000	$352,313

Troy Branson	2014	$100,000	$97,119	$7,200	$204,319
Executive Vice President	2013	$100,000	$96,693	$8,000	$204,693

(1)  These amounts represent the grant date fair value of the option awards.  See “—Equity Incentive Awards” for information regarding valuation of stock option grants.

Equity Incentive Awards

The Summary Compensation Table includes the grant date fair value for 2013 and 2014 for stock options granted to the named executive officers under the Company’s employee stock option plan.  The Company determines the grant date fair value of stock options calculated in accordance with FASB ASC Topic 718.  See Note 7 to the Notes to the Company’s Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the Company’s determination of the grant date fair value of stock options.

The Company granted options to purchase 273,000 shares on July 2, 2013 at an exercise price equal to the then-current market price of $1.30 per share.  The Company granted options to purchase 330,000 shares on July 2, 2014 at an exercise price equal to the then-current market price of $1.55 per share and on October 1, 2014, the Company granted an option to purchase 40,000 shares at an exercise price equal to the then-current market price of $1.65 per share.  The Company expects all stock options outstanding at December 31, 2014 to vest.  During 2014, employees exercised stock options for 390,000 shares and stock options for 2,500 shares were forfeited.

The Company maintains an employee stock option plan for our employees, officers and directors that is designed to motivate them to increase shareholder value.  Any employee, officer or director of the Company is eligible to be awarded options under the plan.  The employee stock option plan provides that any options issued pursuant to the plan will have a three-year vesting period and will expire ten years after the date of grant.  The vesting period is intended to provide incentive for longevity with the Company.  Awards under the plan are periodically made at the recommendation of the Executive Chairman/CFO and President/CEO, and then approved by the board of directors.  The employee stock option plan does not have a limit on the number of shares that may be issued under the plan.

Employment Agreements

Paul Mobley has an employment agreement with the Company which: (A) fixes his base compensation at approximately $640,000 per year for 2014 (although Mr. Mobley voluntarily reduced his base compensation to $383,000 for 2014); (B) provides for reimbursement of travel and other expenses incurred in connection with his employment, including the furnishing of an automobile and health and accident insurance similar to that provided other employees; and (C) provides life insurance in an amount related to his base salary.  The initial term of the agreement is seven years and the term automatically renews each year for a seven-year period unless the board of directors takes specific action to not renew.  The agreement is terminable by the Company for just cause as defined in the agreement.  The agreement does not provide for any benefits payable as a result of a change of control of the Company.

A. Scott Mobley has an employment agreement with the Company which: (A) fixes his base compensation at $419,000 per year for 2014 (although Mr. Mobley voluntarily reduced his base compensation to $336,000 for 2014); (B) provides for reimbursement of travel and other expenses incurred in connection with his employment, including the furnishing of an automobile and health and accident insurance similar to that provided other employees; and (C) provides life insurance in an amount related to his base salary.  The initial term of the agreement is five years, and the term automatically renews each year for a five-year period unless the board of directors takes specific action to not renew.  The agreement is terminable by the Company for just cause as defined in the agreement.  The agreement does not provide for any benefits payable as a result of a change of control of the Company.

Non-Equity Incentive Arrangements

The Company currently has a non-equity incentive arrangement with our President/CEO under which he may earn additional compensation if the Company’s net income increases for a given year as compared to the immediately prior year.  For the purposes of this calculation we exclude any one-time gains or gains or losses from discontinued operations.  For 2014, the President/CEO earned $6,819 in non-equity incentive compensation.

The Company also currently has a non-equity incentive arrangement with our Executive Vice President under which he may earn additional compensation.  His compensation is based on 2.5% of all royalty and fee revenue associated with franchising less the direct expenses of those activities excluding any administrative cost.  The net revenue for this activity under this calculation in 2014 was $3.88 million.  Therefore, our Executive Vice President earned $97,119 of non-equity incentive compensation for 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the number of outstanding equity awards of the executive officers named in the Summary Compensation Table as of December 31, 2014.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Paul W. Mobley	100,000		0.95	4/28/20
	1,000,000		1.05	1/25/21
		100,000	0.58	6/27/22
		50,000	1.30	7/2/23
		60,000	1.55	7/2/24
A. Scott Mobley	25,000		2.30	8/28/16
	100,000		0.95	4/28/20
	600,000		1.05	1/25/21
		100,000	0.58	6/27/22
		50,000	1.30	7/2/23
		60,000	1.55	7/2/24
Troy Branson	10,000		2.30	8/28/16
		30,000	.58	6/27/22
		40,000	1.30	7/2/23
		30,000	1.55	7/2/24

All options listed above vested or will vest three years after the date of the grant if the optionee continues to be employed by the Company and expire ten years after the grant date.

DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Douglas H. Coape-Arnold	19,000	7,200	-	26,200
Jeffrey R. Gaither	19,000	7,200	-	26,200

(1) Schuster Tanger was appointed to the board of directors effective as of April 8, 2015. As such, he did not receive any compensation in 2014.

Jeffrey Gaither, Douglas Coape-Arnold and Schuster Tanger are compensated:  $14,000 as an annual retainer fee paid quarterly; a $1,000 fee for each board of directors meeting attended; a $1,000 annual fee for each committee on which such director serves; and a $900 fee for each committee meeting attended.  The directors are all eligible for stock option grants and are reimbursed for out-of-pocket expenses incurred in connection with their board service.

The Company does not pay any separate compensation for directors that are also employees of the Company.

NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

At the 2013 Annual Meeting, our shareholders provided an advisory approval of the compensation of our named executive officers as disclosed in the 2013 proxy statement pursuant to Item 402 of Regulation S-K.  This vote, on what is sometimes referred to as a “say-on-pay” proposal, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).  At the 2013 Annual Meeting our shareholders also chose to have this advisory approval every three years, therefore our shareholders will not vote on a “say-on-pay” proposal at the 2015 Annual Meeting.

The Company’s executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to the Company’s continuing success.  As set forth in the “Summary Compensation” and “Outstanding Equity Awards at Fiscal Year-End” tables above, including the accompanying narrative disclosure to those tables, our executive compensation program is comprised of cash and equity-based compensation.  We believe this program: enables the Company to effectively compete for qualified executive personnel; aligns the interests of named executive officers with those of our shareholders; and appropriately rewards our named executive officers for achievement of both short- and long-term financial and strategic goals of the Company.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has appointed the firm of Somerset CPAs, P.C. (“Somerset”) as the Company’s independent registered public accounting firm for 2015.  Somerset has served as the Company’s independent registered public accounting firm since 2006.  Although action by the shareholders in this matter is not required, the board of directors believes that in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of the Company’s financial controls and reporting, it is a matter of good practice.

In the event our shareholders fail to approve the proposal to appoint Somerset as the Company’s independent registered public accounting firm, the board of directors will reconsider retaining another firm.  Even if the selection is ratified, the board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

The board of directors recommends a vote “FOR” the proposal to ratify the selection of Somerset CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

INDEPENDENT AUDITOR’S FEES

    The following table presents fees for professional audit services rendered by Somerset for the audit of our annual financial statements and review of our quarterly financial statements, and fees billed for other services rendered by Somerset during 2013 and 2014.

	2014	2013
Audit fees and review fees (1)	$95,500	$91,000

(1)
Audit fees consist of fees rendered for professional services rendered by Somerset for the audit of our financial statements included in our Forms 10-K for the years ended December 31, 2013 and 2014, and the review of the unaudited financial statements included in our quarterly reports during 2013 and 2014.

The engagement of Somerset, for conducting the audit of the Company’s financial statements for the years ended December 31, 2013 and 2014, and for the review of its financial statements included in its Form 10-Q’s during 2013 and 2014, was pre-approved by the Company’s board of directors.  Somerset has not been engaged by the Company to perform any services other than audits of the financial statements included in its Form 10-Ks and review of the financial statements in its Form 10-Qs.  The board of directors does not have a pre-approval policy with respect to work performed by the Company’s independent auditor.

Representatives of Somerset are not expected to attend the annual meeting.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

If a shareholder wishes to have a proposal included in the Company’s proxy statement for an annual meeting, the shareholder must satisfy the requirements established under our By-Laws and the requirements established by the Securities and Exchange Commission.  Rule 14a-8 under the Securities Exchange Act of 1934, as amended, requires that shareholders requesting to have a proposal included in the Company’s proxy statement for an annual meeting of shareholders must submit their proposal in writing to the Company at least 120 days before the anniversary date of the date the Company’s proxy statement was released to shareholders for the prior year’s annual meeting. Therefore, any shareholder requesting to submit a proposal for inclusion in the Company’s proxy statement for the 2016 annual shareholders’ meeting must deliver a proposal to the Secretary of the Company no later than January 12, 2016.

Any shareholder of Noble Roman’s eligible to vote in an election may also make shareholder proposals and nominations for the 2016 annual meeting outside of the process described above for proposals subject to Rule 14a-8.  In order to be considered at the 2016 annual meeting, all shareholder proposals, nominations and notifications submitted outside of the process described above for proposals subject to Rule 14a-8 must (1) comply with the procedures set forth in the Company’s By-Laws, and (2) be delivered to the Secretary of the Company no earlier than February 24, 2016 and no later than March 25, 2016.

OTHER MATTERS

The board of directors does not intend to bring any matters before the meeting other than as stated in this proxy statement, and the Company is not aware that any other matters will be presented for action at the meeting.  If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.  However, consistent with the Company’s By-Laws, the agenda for this year’s meeting is set and no additional matters may be submitted for consideration by our shareholders at the meeting, other than procedural issues such as adjournment, postponement or continuation.  Whether or not you plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy form promptly.

May 11, 2015	By:	/s/ Paul W. Mobley
Indianapolis, Indiana		Paul W. Mobley,
Executive Chairman and Chief Financial Officer